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                                                                     EXHIBIT 5.1
September 30, 1996

U.S. Office Products Company
1440 New York Avenue, N.W.
Suite 310
Washington, D.C. 20005

Re: Sale of Convertible Notes Pursuant to a
    Registration Statement on Form S-3 (File No. 333-10383)

Gentlemen:


We have acted as counsel to U.S. Office Products Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering to the public by certain selling securityholders (the "Selling Securityholders") of: (i) an aggregate principal amount of $86,250,000 Convertible Subordinated Notes due 2003 (the "Notes") and (ii) 1,819,620 shares of common stock, par value $.001 per share (the "Common Stock"), subject to adjustment pursuant to the terms of the Notes, issuable upon the conversion of the Notes (the "Conversion Shares"). Except as otherwise defined herein, capitalized terms are used herein as defined in the Registration Statement.


For purposes of our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

        (1) The Notes, when and to the extent sold by the Selling Securityholders, will constitute binding obligations of the Company, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the Company's obligations under the Notes is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (2) The Conversion Shares, when and to the extent sold by the Selling Securityholders after the conversion of the Notes pursuant to the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.


Very truly yours,
/s/ Morgan, Lewis & Bockius LLP